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March 1, 1999


Hank Caldwell
=========================


Dear Hank:

     The following are the terms of your employment by Platinum Entertainment, Inc. ("Platinum") as Vice President/General Manager of the Urban Department.

     1. You shall exercise all of the executive and administrative responsibilities of Vice President/General Manager, subject to the by-laws of Platinum and the supervision of the Chief Executive Officer of Platinum. You also agree to perform such other duties and services as may be entrusted to you by the Chief Executive Officer and the Board of Directors of Platinum that are consistent with your position and title and shall report to the Chief Executive Officer of Platinum. You agree to discharge your responsibilities diligently, in good faith, and to the best of your abilities and to at all times give Platinum full information and truthful explanation of all matters relative to your employment responsibilities. You shall devote all of your time during ordinary business hours to the interests and business of Platinum and shall not, except as otherwise agreed to by the Board of Directors, work with or receive any compensation or consideration from any other party for services performed or to be performed by you.

     2. (a) Your employment will be for a term of one (1) year, beginning March 1, 1999 (the "Term"), at the annual base salary of $135,000.00, less withholding ("Base Salary"), which will be paid in accordance with Platinum's regular payroll policies. In addition, during the term of your employment, you and your family will be entitled to participate in Platinum's regular health and dental insurance plan under Platinum's policies with respect to such plans. During each annual period of your employment you shall be entitled to vacation and personal leave days in accordance with Platinum's regular policies. You shall also be eligible to participate in the 401(K), life insurance, and all other benefit plans of Platinum under Platinum's policies with respect to such plans for its employees. You shall also be reimbursed for reasonable expenses incurred by you for promoting the business of Platinum and in performance of your duties hereunder in accordance with Platinum's expense policies. You will be issued a company credit card and long distance telephone charge card.

          (b)  Platinum hereby acknowledges that, at the date


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hereof, you reside in Los Angeles, California. Platinum has asked you to relocate to Atlanta, Georgia area, and you hereby agree to such relocation. Accordingly, promptly following any such relocation of the principal residence of you and your family, Platinum shall reimburse you for the reasonable expense of such relocation in accordance with Platinum's regular policies upon your delivery to Platinum of proper documentation evidencing such expense.

     3. (a) In further consideration of your services hereunder, Platinum agrees to grant to you an option (the "Purchase Option") to purchase an aggregate of Ten Thousand (10,000) shares of Platinum's common stock at a purchase price established pursuant to the 1995 Employee Incentive Compensation Plan, as amended in 1996, at the next grant date as approved by the Board of Directors of shareholders of Platinum (the "Grant Date"). The Purchase Option shall be exercisable with respect to a portion of the shares subject to the Purchase Option over the course of the option period as follows: up to and including one-third (1/3) of the shares subject to the Purchase Option shall be exercisable on and after the first anniversary of the Grant Date; up to and including two thirds (2/3) of the shares subject to the Purchase Option shall be exercisable on and after the second anniversary of the Grant Date; and up to and including one hundred percent (100%) of the shares subject to the Purchase Option shall be exercisable on and after the third anniversary of the Grant Date. The Purchase Option shall be subject to the provisions of a separate stock option agreement, in the form of other Platinum employee stock options, to be entered between Platinum and you, as well as the terms of Platinum's Stock Option Plan existing as of the Grant Date.

          (b) In further consideration of your services hereunder, Platinum agrees that you shall be entitled to receive such bonuses, including stock options, as are determined by the Compensation Committee of the Board of Directors of Platinum for the term of this Agreement. Platinum agrees that the formula for the calculation of your bonus shall be based upon the EBITDA performance of Platinum's Urban Department, and that your bonus shall be equal to the product of (i) Forty Thousand Dollars ($40,000) and (ii) the amount obtained by dividing (A) the actual EBITDA results of the Urban Department in 1999 by (B) the bonus EBITDA target established for the Urban Department for the year 1999; provided, however, that in no event shall your bonus exceed the amount of Forty Thousand Dollars ($40,000.00).

     4. Unless otherwise mutually extended, this agreement shall terminate on March 1, 2000, or the first to occur of the following:

          (a)  Your death.

          (b) Your absence or inability to render the services required hereunder by reason of a state of physical or mental

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incapacity for more than a period of eight (8) consecutive weeks and upon thirty (30) days prior written notice by Platinum to you of an intent to terminate because of such absence or inability.

          (c)  (i) Your act or acts which constitute a felony;

               (ii) Your act or acts in the course of your employment that constitute a fraud, misappropriation of property of Platinum or any of its affiliates, or dishonesty;

               (iii) Your act or acts which constitute any crime involving moral turpitude; or

               (iv) Your willful engagement in one or more acts, or your willful failure to act, which is damaging to Platinum or any of its affiliates in a material manner, or your willful failure to comply with reasonable directions of the Chief Executive Officer, Chief Operating Officer, or General Counsel of Platinum, after (A) written notice is delivered to you describing such willful failure or engagement in one or more acts and (B) you fail to cure such willful failure or engagement after a reasonable period of time as determined by the Chief Executive Officer, Chief Operating Officer, or General Counsel in their reasonable discretion (not to be less than five (5) days).

          (d) In the event Platinum terminates this Agreement for any reason other than those reasons set forth in Paragraph 4(a), 4(b) or 4(c), Platinum shall continue to pay you, as severance compensation, all compensation payable hereunder in the form of Base Salary for a period beginning on the date of your termination and ending on the end of the Term. You shall not be required to mitigate the amount of any payment provided for pursuant to this Paragraph 4(d) by seeking other employment or otherwise. Further, in the event Platinum terminates this Agreement for any reason other than those reasons set forth in Paragraph 4(a), 4(b), or 4(c), Platinum agrees to vest all unvested Purchase Options as of the date of such termination.

     5. (a) You acknowledge that the relationship between the parties hereto is exclusively that of employer and employee and that Platinum's obligations to you are exclusively contractual in nature. Platinum shall be the sole owner of all the fruits and proceeds of your services hereunder, including but not limited to all ideas, concepts, formats, suggestions, developments, arrangements, designs, packages, programs, promotions, musical compositions, inventions pertaining to or useful in or to the activities of Platinum, and other such intellectual properties which you may create during the Term of your employment hereunder (all of the foregoing being collectively referred to herein as "Work Product"), free and clear of any claims by you (or anyone claiming under you) of any kind or character whatsoever, other than your right to compensation hereunder, provided however that this shall only apply to Work Product that is conceived or made on Platinum's time or with the use of Platinum's facilities or


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materials. You shall, at the request of Platinum, execute such assignments, certificates or other instruments as Platinum may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title and interest in or to any Work Product of which Platinum shall be the sole owner as hereinabove provided.

          (b) All memoranda, notes, business records and other documents made or compiled by you or made available to you during the Term of this Agreement concerning the business of Platinum shall be Platinum's property and on request shall be delivered to Platinum on the termination or expiration of this Agreement or at any other time on request.

          (c) You agree that, during the term of this agreement and at all times thereafter, you will maintain the confidentiality of all Confidential Information regarding Platinum and its subsidiaries, affiliates, successors, and assigns (hereinafter collectively the "Protected Entities") that you have, or will have received or had access to as an employee, officer or director and that you will not make any disclosure thereof to anyone else except as to matters that have been the subject of public announcement or disclosure, is generally available to the public from sources not subject to confidentiality agreements with Platinum, or except as required by law. "Confidential Information" shall mean any information relating to the business or affairs of the Protected Entities, including but not limited to information relating to plans, developments, financial statements, customer identities, potential customers, employees, suppliers, servicing methods, equipment, programs, strategies and information, analyses, profit margins, inventions, improvements, copyrightable work, or other proprietary information used by the Protected Entities in connection with their businesses. Nothing herein shall prevent you subsequent to the termination or expiration of your employment pursuant to this Agreement from using and availing yourself of your general technical skills, knowledge and experience, including that pertaining to or derived from the non-secret or non-confidential aspects of the Protected Entities.

          (d) For a period of one year after the Term of this Agreement, unless approved by the Board of Directors of Platinum, you will not, directly or indirectly, except for secretarial or clerical employees who have theretofore rendered services for you:

               (i) solicit any employee of the Protected Entities, or any performing artist or other person then under contract with or rendering services to or making phonograph or other recordings for the Protected Entities to terminate his or her employment by, or contractual relationship with, the Protected Entities, or to refrain from extending or renewing the same (upon the same or new terms) or to refrain from rendering services to or making phonograph or other recordings for the Protected Entities, or to become employed

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     by or to enter into contractual relations with, or to make phonograph or other recordings for, persons other than the Protected Entities;

               (ii) approach any such employee, performing artist, producer or other person for any of the foregoing purposes; or

               (iii) authorize or knowingly approve or assist in the taking of any such actions by any other person.

          (e) Platinum shall be entitled, in addition to any other right or remedy it may have, to an injunction, without the posting of any bond or other security, enjoining or restraining you from any violation or threatened violation of any part of Paragraphs 5(a), 5(b), 5(c), or 5(d).

     6. This agreement (a) represents the entire agreement between you and Platinum; (b) is not to be amended, supplemented, varied or discharged except by an instrument in writing; (c) may be executed in counterparts, each of which shall be deemed an original; and (d) shall be interpreted in accordance with and in all respects governed by the laws of the State of Illinois. If any provision of this agreement is declared void, or otherwise unenforceable, such provision shall be deemed to have been severed from this agreement, which shall otherwise remain in full force and effect.

     If the foregoing correctly states our agreement, please so confirm by signing below where indicated.

                                              Platinum Entertainment, Inc.


                                              By:/s/ THOMAS R. LEAVENS
                                                 -----------------------
Accepted and Agreed:


/s/ HANK CALDWELL
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Hank Caldwell